SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2007	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant files this report on Form 8-K to provide additional information regarding the redevelopment of the Sonesta Beach Resort Key Biscayne site by a development partnership of which the registrant is a 50% owner. Information regarding this transaction was also provided in the Company’s 2006 Annual Report filed on Form 10-K on March 26, 2007, and in reports filed on Form 8-K on April 22, 2005, July 5, 2005 and September 6, 2006.

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2005, Sonesta Beach Resort Limited Partnership (“SBRLP”), a wholly owned subsidiary of Sonesta International Hotels Corporation, completed the transfer of the land and improvements of Sonesta Beach Resort, in Key Biscayne, Florida to a Partnership between SBRLP and affiliates of Fortune International, a Miami-based real estate development and brokerage firm (“Fortune”). SBRLP is a 50% limited partner in the new partnership, and affiliates of Fortune are the general partner and a limited partner, together owning a 50% interest in the Partnership. The new partnership, SBR-Fortune Associates, LLLP (“SBR-Fortune”), intended to redevelop the site with a new resort, including a luxury condominium hotel and residential condominium units, and other facilities customary to a luxury resort. The Company operated the existing hotel until August 31, 2006.

Partnership efforts to obtain building permits for a new resort have met significant opposition from residents of the Village of Key Biscayne. In addition, existing zoning requirements are unfavorable for the development of a condominium hotel, as originally intended by the development partnership. As a result, SBR-Fortune filed for, and received on April 16, 2007, approval to develop a luxury residential development. As a result, it is highly likely that the development will not include a condominium hotel component, which, based on the original partnership agreements, was to be operated by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

    SONESTA INTERNATIONAL HOTELS CORPORATION

April 19, 2007

By:/S/
Boy van Riel
Vice President and Treasurer

(Authorized to sign on behalf of the Registrant as Principal Financial Officer).